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                                                                  EXHIBIT 99(j)

[LOGO OF BRIGGS
BUNTING &
DOUGHERTY, LLP APPEARS HERE]
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Certified Public Accountants and Business Advisors

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated January 17, 2002, accompanying the December 31, 2001 financial statements of The Torray Fund which are included in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.

                                          BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
April 11, 2002

[LOGO OF BRIGGS
BUNTING &
DOUGHERTY, LLP APPEARS HERE]
-------------------------------------------------------

Certified Public Accountants and Business Advisors

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated January 17, 2002, accompanying the December 31, 2001 financial statements of The Torray Institutional Fund which are included in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.

                                          BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
April 11, 2002